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                                                                    Exhibit 10.8

                                SELLING AGREEMENT

Agreement, made this 2nd day of August, 1999, by and between Lincoln Benefit Life Company ("LBL"), a Nebraska Corporation; Allstate Life Financial Services, Inc. ("ALFS"), a Delaware Corporation, and LSA Securities, Inc. ("BD"), an Oregon Corporation. This Agreement will be construed in accordance with the laws of the State of Nebraska.

LINCOLN BENEFIT LIFE COMANY:            ALLSTATE LIFE FINANCIAL SERVICE, INC.

By:  /s/ Thomas J. Berney               By:  /s/ Gregory C. Sernett
   -----------------------------------     -------------------------------------
   Thomas J. Berney

BROKER/DEALER                           ASSOCIATED INSURANCE AGENCY (If BD is
                                        utilizing such agency pursuant to
                                        Section 12)

LSA Securities, Inc.
--------------------------------------  ----------------------------------------
(Name)                                  (Name)

206 South 13th Street
--------------------------------------  ----------------------------------------
(Street Address)                        (Street Address)

Lincoln, NE 68508
--------------------------------------  ----------------------------------------
(City, State, Zip)                      (City, State, Zip)

By:   /s/ Carol S. Watson               By:
   -----------------------------------     -------------------------------------
      Carol S. Watson

Title: President                        Title:
      --------------------------------        ----------------------------------

                                        For States:
                                                   -----------------------------

Whereas, LBL issues certain variable insurance contracts/policies ("Contracts") described in this Agreement, which are deemed securities under the Securities Act of 1933 ("1933 Act"); and

Whereas, ALFS is duly licensed as a Broker/Dealer with the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission ("SEC"); and

Whereas, BD is duly licensed as a Broker/Dealer with the NASD and the SEC, and

Whereas, each Associated Insurance Agency is an insurance agent in the states noted above; and

Whereas, LBL has appointed ALFS as the Underwriter of the Contracts, and

Whereas, LBL and ALFS propose to have Associated Insurance Agency and BD's representatives ("Representatives") who are also duly licensed insurance agents solicit sales of the Contracts, and

Whereas, ALFS delegates to BD, to the extent legally permitted, training and certain administrative responsibilities and duties in connection with sales of the Contracts.

NOW THEREFORE, in consideration of the premises and mutual promises contained herein the parties hereto agree as follows:

1.   APPOINTMENT

ALFS hereby authorized BD to supervise solicitations of the Contracts, and to facilitate solicitations of sales of the Contracts which are described in the Schedule(s) of Commissions attached hereto. LBL hereby appoints Associated Insurance Agency to solicit sales of the contracts.

2.   REPRESENTATIONS

a. LBL, ALFS, BD and Associated Insurance Agency each represents to the other that it and the above signed officers have full power and authority to enter into this Agreement.

b. ALFS represents to BD shall it is registered as a Broker/Dealer under the Securities Exchange Act of 1934 ("1934 Act") and under the Blue Sky Laws of each jurisdiction in which such registration is required for the sale of the Contracts and that ALFS is a member of the NASD.

c. BD represents to ALFS that it is registered as a Broker/Dealer under the 1934 Act and under the Blue Sky Laws of each jurisdiction in which such registration is required for the sale of the Contracts, and that BD is a member of the NASD.

d. LBL represents to BD and Associated Insurance Agency that the Contracts, including related separate accounts, shall comply with the registration and all other applicable requirements of the 1933 Act and the Investment Company Act of 1940, and the rules and regulations thereunder, including the letters of any order of the SEC with respect thereto.

e. LBL represents to BD and Associated Insurance Agency that the Contracts it issues have been duly filed and approved by the state insurance departments in such jurisdictions where it is authorized to contract business.

f. LBL represents to BD that the Contract prospectuses included in LBL's Registration Statement and in post-effective amendments therein, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain. All statement and information which are required to be stated therein by the 1933 Act and in all respects conform or will conform, to the requirements thereof.

g. If BD utilizes an Associated Insurance Agency, BD represence that the Associated Insurance Agency in licensed in all states in which it conducts business. BD and the Associated Insurance Agency represent that they are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker/dealer of an insurance agency associated with a registered broker/dealer. BD and Associated Insurance Agency shall notify ALFS immediately in writing if BD and/or such agency fall to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions. If Associated Insurance Agency is the same person as BD, this Paragraph g does not apply, and BD shall undertake all the duties, responsibilities and privileges under this Agreement.

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h.   BD represents to ALFS that it has adopted supervisory procedures and maintains a compliance manual that addresses:
     (1)  Maintenance of appropriate net capital,
     (2)  suitability review procedures for the production of variable products,
     (3)  proper selling methods to avoid misrepresentations,
     (4)  rules regarding the replacement/churning of variable products.

3. COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE SECURITIES AND STATE INSURANCE LAWS

BD agrees to abide by all rules and regulations of the NASD, including its Conduct and Membership and Registration Rules, and BD and Associated Insurance Agency agree to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

4.   LICENSING AND/OR APPOINTMENT OF REPRESENTATIVES

a. BD and Associated Insurance Agency are hereby specifically authorized to designate those registered representatives of BD, or individuals associated with the Associated Insurance Agency ("Agents"), proposed to be engaged in solicitation of sales of the Contracts for appointment by LBL as individual insurance agents. BD and Associated Insurance Agency shall not propose registered representative, or Agent, for appointment unless such representative, or Agent, is duly licensed as an insurance agent in the state(s) in which it is proposed that such representative, or Agent, engage in solicitations of sales of the Contracts. BD and Associated Insurance Agency together shall be responsible for registered representatives', and Agents', compliance with applicable state insurance agent licensing laws.

b. BD and Associated Insurance Agency shall assist LBL and ALFS in the appointment of BD's registered representatives; and Agents, under applicable insurance laws, to sell the Contracts. BD and Associated Insurance Agency shall comply with LBL requirements for, including the General Letter of Recommendation (attached as Exhibit A), in submitting licensing or appointment documentation for proposed registered representatives and Agents. BD and Insurance Agency agree to provide LBL and ALFS with a re-certification of those provisions set forth in the General Letter of Recommendation as may be requested from Section 2 above and time to time. All such documentation shall be submitted by BD or Associated Insurance Agency to LBL or its designated agent licensing administrator.

c. LBL reserves the right to refuse to appoint any such designated individual or, once appointed, to terminate or refuse to renew the appointment of any such designated individual. Only those registered representatives who are duly licensed as insurance agents and appointed by LBL (herein, "Representatives") shall have authority to solicit sales of the Contracts. Only those Agents who are registered representatives of BD shall have authority to solicit sales of the Contracts. Agents who are not registered representatives of BD are not authorized to sell Contracts. BD and Associated Insurance Agency shall notify ALFS immediately in writing if any Representative appointed by LBL ceases to be a registered representative of BD or if any Representative or Agent ceases to be properly licensed in any state.

5.   SUPERVISION OF REPRESENTATIVES

a. BD shall have full responsibility for training and supervision of all Representatives associated with BD who are engaged directly or indirectly in the offer or sale of the Contracts and all such persons shall be subject to the control of BD with respect to such persons' activities in connection with the sale of the Contracts. BD shall comply with the administrative procedures of LBL and ALFS involving federal securities law and state insurance law. There should be a comparable Representative for the Associated Insurance Agency.

b. Before Representatives and Associated Insurance Agency engage in the solicitation of applications for the Contracts, BD and Associated Insurance Agency will cause (1) the Representatives to be registered representatives of BD; (2) the Representatives to qualify under applicable federal and state laws to engage in the sale of the Contracts; (3) the Representatives to be trained in the sale of the Contracts; and (4) such Representatives to limit solicitation of applications for the Contracts to jurisdictions where LBL has authorized such solicitation.

c. BD is specifically charged with the responsibility of supervising and reviewing its Representatives use of sale literature and advertising and all other communications with the public in connection with the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by the appropriate then current prospectus(es).

d. In the event a Representative or Agent falls to meet the BD's or Associated Insurance Agency's rules and standards, BD or Associated Insurance. Agency shall notify LBL and shall act to terminate the sales activities of such Representative or Agent relating to the Contracts.

e. Upon request by LBL, BD and Associated Insurance Agency shall furnish appropriate records or other documentation to evidence BD's and Associated Insurance Agency's diligent supervision.

6.   SALES PROMOTION MATERIAL AND ADVERTISING

a. BD, Associated Insurance Agency, Agents and Representatives, in connection with the offer or sale of the Contracts or Solicitation or a payment or other transaction under a Contract, shall not give any information or make any representations or statements, written or oral concerning the Contracts inconsistent with information or representations contained in the prospectus, statement of additional information and registration statement for the Contracts or in reports or proxy statements thereof, or in promotional, sales or advertising material or other information supplied and approved in writing by ALFS for such use, in the contracts or materials furnished by LBL BD, Associated Insurance Agency, Agents and Representatives may not modify or represent that they may modify any such prospectus, statement of additional information, registration statement promotional sales or advertising materials.

b. No item of sales promotion materials or advertising relating to the Contracts, including any illustrations or software programs therefor, shall be used by BD, Associated Insurance Agency, Agents or Representatives unless the specific item has been provided by LBL and ALFS or has first been approved in writing by LBL and ALFS for use. LBL and ALFS reserve the right to recall any material provided by them at any time for any reason, and BD and Associated Insurance Agency shall promptly comply with any such request for the return of material and shall not use such material thereafter.

7.   ETHICAL MARKET CONDUCT COMPLIANCE

In addition to the requirement that you comply with the rules and regulations pertaining to supervision, underwriting practices, acceptance of risks, delivery of policies and all other areas of LBL's business, the BD and BD's representatives are required to:

a. Comply with LBL's and ALFS's policies and procedures concerning the replacement of life insurance policies and security policies. A replacement occurs whenever an existing life insurance policy or annuity is terminated, converted, or otherwise changed in value. For any transaction involving a replacement, LPL and ALFS required you to:
     (1) recommend the replacement of an existing policy only when replacement in the best interest of the customer.
     (2) fully disclose all relevant information to the customer, which information includes: 1) comparison of old and new Premiums, expenses and surrender charges, cash values, and death benefits; 2) any loss of cash value or policy value by surrendering the existing policy; 3) all guaranteed and maximum values of both policies 4) the fact that a new contestability and suicide period starts under the new policy;

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          and 5) the requirement that the customer must be re-underwritten for the new policy;
     (3) provide state required replacement notices to customers on the same day the application is taken and indicate on the application that the transaction in values the full or partial replacement of an existing policy;
     (4) never ??? that a customer cancel an existing policy until a new policy is in force and the customer has determined that the new policy is acceptable.

b. Adhere to LBL's rules and regulations concerning ethical market conduct, which require that you:
     (1) carefully evaluate the insurance needs and financial objectives of your clients, and use ??? tools (e.g. policy illustrations and sales brochures) to determine that the insurance or annuity you are proposing meets there needs:
     (2) maintain a current license and valid appointment in all states in which you promote the sale of LBL, products to customers and keep current of changes in insurance laws and regulations by reviewing the bullettin and newsletters that LBL publishes;
     (3) comply with LBL policies concurring replacements and refrain from providing false or misleading information about a competitor or competing product or otherwise making disparaging remarks about a competition
     (4) submit all advertising materials intended to promote the sale of an LBL product to the home office for approval prior to use.
     (5) immediately report to LBL any customer complaints, whether written or oral, and assist LBL in resolving the complaint to the satisfaction of all parties;
     (6) communicate these standards to any Producers or office personnel that you directly supervise and request their agreement to be bound by these conditions as well.

8.   SECURING APPLICATIONS

All applications for Contracts shall be made on application forms supplied by LBL. BD will review all sales for suitability and all applications for completeness and correctness as to form. BD will promptly, but in no case later than the end of the next business day following receipt by BD or a Representative forward to LBL all complete and correct applications for suitable transactions, together with any payments received with the applications, without deduction for compensation, LBL reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected, Contracts issued on accepted applications will be forwarded to BD or its Representative? for delivery to the Contract Owner.

9.   PAYMENTS RECEIVED BY BD

All premium payments (hereinafter collectively referred to as "Payments") are the property of LBL and shall be transmitted to LBL by BD immediately upon receipt by BD or Associated Insurance Agency or any Agent or Representative in accordance with the administrative procedures of LBL without any deduction or offset for any reason. Including by example but not limitation, any deduction or offset for compensation claimed by BD. CUSTOMER CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF "LINCOLN BENEFIT LIFE COMPANY"

10.  COMMISSIONS PAYABLE

Commissions payable in connection with the contracts shall be paid to BD or Associated insurance Agency according to the Commission Schedule(s) relating to this Agreement as they may be amended from time to time and in effect at the time the Contract Payments are received by LBL LBL, reserves the right to revise the Commission Schedules at any time upon at least thirty (30) days prior written notice to BD. Compensation to the BD's Representatives for Contracts solicited by the Representatives and issued by LBL will be governed by agreement between BD and its Representatives and its payment will be the BD's responsibility

BD's right to any commissions, or any other thing of value shall case if BD or its representatives violate laws and regulations, including but not limited to, unfair trade practices, life insurance and annuity advertising, replacement of lif insurance and annuities, sales illustrations and agent licensing.

11.  CANCELLATION OF POLICY

If LBL is required to refund premiums or return contract values and waive surrender charges on any Contract for any reason, then no commission will be payable with respect to said premiums and any commission previously paid for said premiums must be refunded to ALFS. ALFS agrees to notify BD within thirty
(30) days after it receives notice from LBL of any premium refund or a commission chargeback.

12.  ADDITIONAL PARTY TO THIS AGREEMENT

In the event that BD is not licensed as an insurance agency in any state where it wishes to solicit contracts, but utilizes an Associated Insurance Agency to satisfy state insurance laws, such Associated Insurance Agency shall sign this Agreement and BD shall countersign this Agreement, and BD and its Associated Insurance Agency shall be duly bound thereby.

13.  HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and Indemnity LBL, ALFS, and BD, as appropriate, for any laws or expenses suffered as a result of the violation or non compliance by that party or the Associated Persons of that party by any applicable law or regulation. The term "Associated Person" as used herein shall be defined consistently with the definition of such term as contained in Article I of the NASD By-Laws.

Without limiting the above paragraph, in situations when "as of pricing is necessary in connection with the Contracts (and a loss in incurred to compensate the Contract owner for reduced Contract values) the party whose actions resulted in the ??? will bear the ??? according to pricing procedures established by LBL.

14.  NON-ASSICNABILITY PROVISION

This Agreement may not be assigned by any party except by mutual consent.

15.  NON-WAIVER PROVISION

Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute waiver of the right to terminate this Agreement at a later time for any of these causes.

16.  AMENDMENTS

Except as stated in Paragraph 10, no amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto.

17.  INDEPENDENT CONTRACTORS

BD and its Representatives are independent contractors with respect to LBL and ALFS.

18.  NOTIFICATION OF DISCIPLINARY PROCEEDINGS

a. BD and Associated Insurance Agency agree to notify ALFS in a timely fashion of any disciplinary proceedings against any of BD's Representatives soliciting sales of the Contracts or any thereowned or filed arbitration action or civil litigation listing out of BD's solicitation of the Contracts.

b. BD and Associated Insurance Agency shall cooperate with LBL in investigating and responding to any customer complaint, attorney demand, or inquiry received from state insurance departments or other regulatory agencies or legislative bodies, and in any settlement or trail of any actions arising out of the conduct of business under this Agreement.

c. Any response by BD or Associated Insurance Agency to an individual customer complaint will be sent to LBL and ALFS for approval not less than five (5) business days prior to it being sent to the customer, except that if a more prompt response is required, the proposed response may be communicated by telephone, facsimile or in person.

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19.  BOOKS AND RECORDS

a. LBL, ALFS, BD and Associated Insurance Agency agree to maintain the books, accounts and records so as to clearly and accurately disclose the nature and details of transactions and to assist each other in the timely preparation of records. ALFS and BD shall each submit such records to the regulatory and administrative bodies which have jurisdiction over LBL or the underlying mutual fund shares.

b. Each party to this Agreement shall promptly furnish to the other party any reports and information which the other party may request for the purpose of meeting its reporting and record keeping requirements under the insurance laws of any state, and under the federal and state securities laws or the rules of the NASD.

20.  SUCESSOR ORGANIZATIONS

a. Upon written notice to ALFS, BD shall have the right to appoint a successor BD in assume its duties, responsibilities and privileges under this Agreement. ALFS reserves the right to reject the appointment of any successor BD and shall provide written notice of such rejection to BD.

b. Upon written notice to LBL. Associated Insurance Agency shall have the right to appoint a successor Associated Insurance Agency or additional Associated Insurance Agencies to assume its duties, responsibilities and privileges under this Agreement. LBL reserves the right to reject the appointment of any successor Associated Insurance Agency or additional Associated Insurance Agencies and shall provide written notice of such rejection to Associated Insurance Agency

21.  CONFIDENTIALITY

Each party to this Agreement shall maintain the confidentiality of any material designated as proprietary by another party, and shall not use or disclose such information without the prior written consent of the party designated such material as proprietary.

22.  LIMITATIONS

No party other than LBL shall have the authority on behalf of LBL to make, alter, or discharge any Contract issued by LBL, to waive any forfeiture or to grant, permit, or to extend the time of making any Payments, or to alter the forms which LBL may prescribe or substitute other forms in place of prescribed by LBL or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of LBL

23.  TERMINATION

This Agreement may be terminated at the option of any party upon ten (10) days written notice to the other parties, or at the option of any party hereto upon the breach by any party of the covenants and terms of this Agreement

24.  NOTICE

All notices to LBL and ALFS relating to this Agreement should be sent to Lincoln Benefit Life Centre, Lincoln Nebraska 68501-0469. All notices to BD will be duly given if mailed to the address shown above.

25.  SEVERABILITY

Should any provision of this Agreement be held unenforceable, those provisions not affected by the determination of unenforceability shall remain in full force and effect.

26.  JURISDICTION AND VENUE

The execution and performance of this Agreement involves transacting business in the State of Nebraska by you with LBL. This agreement shall be governed by and construed according to the laws of the State of Nebraska. All actions with respect thereto shall be brought in a court of competent Jurisdiction in the State of Nebraska.

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                             SCHEDULE OF COMMISSIONS

Subject to the terms and conditions of the Selling Agreement you shall be compensated for AFA generated business according to the following schedule of the policy forms shown. The payment of commissions is subject to the rules and practices of Lincoln Benefit Life Company ("LBL or COMPANY"). By submission of an application or the acceptance of commission, you agree to be bound by the provisions of this schedule.

Plan Name                                          Plan ?           % Of Premium    Trail Commissions
Investor's Select Variable Universal Life         VUL-9390
  Option A-First Year Target Premium                                     110                -
      Renewal Premiums - Up to Target                                   4.00                -
      Excess (All Years) - Issue Ages:  0-49                            4.00                -
                                        50-54                           3.00                -
                                        55-59                           2.00                -
                                        60-64                           1.00                -
                                        65+                               0                 -

Consultant Variable Universal Life                VUL-9800
  Option A-First Year Target Premium                                    115                 -
      First Year Excess and Renewal Years 2-5                           4.00                -

Trail Commission (Years 6+)                                                                .35

                             VARIABLE UNIVERSAL LIFE

(a) All premium paid into the policy during the first 12 months will be credited to the first year target premium until the full first year target premium has been paid. Any excess first year premium and all ??? premium will be commissioned as showed in the table.

(b) If a term plan is exchanged for a variable universal life policy, full first year commissions will be paid on the premium actually paid by the policy owner. No commission will be payable on premiums which are paid by applying a premium exchange allowance.

(c) No first year commission will be paid on any additional target premium resulting from a temporary substandard extra premium.

(d) Renewal commissions will not be paid on premiums paid under a continuation of premium rides.

(e) If the withdrawal charges are waived by the COMPANY when an existing policy value is rolled over to a new policy, commissions on the new policy will be reduced in accordance with the COMPANY'S published rules.

(f) The Primary Insured Term Rider ("Prime Term Rider") for Investor's Select VUL and Consultant VUL do not increase target premium for these plans. Premium paid in the first year reward the Prime Term Rider 'safety net' will be commissioned at the excess/renewal rate.

(g)  For Investor's Select VUL.
     1. For issue ages 0-69, the target premium is equal to the 'safety net' premium for the minimum guaranteed death benefit for issue ages 70+, the target is frozen as the age 69 level.
     2. An increase in face amount after issue will not result in an increase in target premium for commission purposes.

(h)  For Consultant VUL.
     1. The target premium is equal to the 'safety net' premium for the minimum guaranteed death benefit for issue ages 0-57 for male smokers and unless smokers, and 0-67 for all other Underwriting classes. At all other issue ages the target is less than the 'safety net' premium.
     2. The mail commission will be paid quarterly at a rate of .0875% of the net policy value for all Policies at less 78 months old.
     3. An increase in face amount after issue will result in an increase in target premium based on Insured's obtained age at time or increase.


Effective Date: 8/1/99

LSA-001 8/99

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